UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2021

KBR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas		77002 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On October 20, 2021, Eileen G. Akerson notified KBR, Inc. (“KBR”) of her decision to retire from KBR effective October 31, 2021. Ms. Akerson joined KBR in 1999 and has served on KBR’s Executive Leadership team as Executive Vice President and General Counsel since November 2014.

During Ms. Akerson’s tenure, she advanced the KBR legal team’s strategy as the company evolved to a high-end, differentiated services organization. She has been an integral part of KBR’s transformation and in closing out key legacy legal matters over the past few years. Ms. Akerson was also an essential part of several key contract negotiations and significant acquisitions, and she was instrumental in the development of KBR’s strong commercial discipline policies throughout her career with the company. Additionally, Ms. Akerson has served in leadership roles for KBR’s employee resource groups IMPACT and ASPIRE, which support the development of KBR’s early career professionals and women, respectively, and she has also assisted numerous KBR volunteer and philanthropic teams.

Stuart Bradie, KBR’s President and Chief Executive Officer, expressed his gratitude for Ms. Akerson’s exemplary service to KBR and remarked, “I would like to personally thank Eileen for her many contributions to KBR and for her unwavering support to me. I wish her all the very best.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: October 21, 2021	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Corporate Secretary & Sustainability